SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

GREAT-WEST LIFE & ANNUITY INSURANCE CAPITAL I          GWL&A FINANCIAL INC.
        (Exact name of registrant                   (Exact name of registrant
         as specified in charter)                    as specified in charter)
                  Delaware                                   Delaware
       (State or other jurisdiction of          (State or other jurisdiction of
        incorporation or organization)           incorporation or organization)
                 52-2133316                                 84-1474245
      (IRS Employer Identification No.)        (IRS Employer Identification No.)

                             8515 East Orchard Road
                            Englewood, Colorado 80111
                                 (303) 689-3000
             (Address, including zip code, and telephone number of
                principal executive office for both registrants)

If this form relates to the           If this form relates to the registration
registration of a class of            of a class of securities pursuant to
securities pursuant to Section        Section 12(g) of the Exchange Act and is
12(b) of the Exchange Act and is      effective pursuant to General Instruction
effective pursuant to General         A.(d), please check the following box. /_/
Instruction A.(c), please check
the following box /X/

Securities Act registration statement file number to
which this form relates:                                    333-64473
                                                            333-64473-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
-------------------                       ------------------------------

     % Subordinated Capital               New York Stock Exchange, Inc.
Income Securities

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

     The    % Capital Income Securities will be issued by Great-West Life &
Annuity Insurance Capital I and guaranteed by GWL&A Financial Inc. as described in the guarantee of GWL&A Financial Inc. The terms of the securities to be registered hereunder are described in the Prospectus included in the Registration Statement on Form S-3 (Nos. 333-64473 and 333-64473-01) of Great-West Life & Annuity Insurance Capital I and GWL&A Financial Inc. (the "S-3 Registration Statement"), as amended to date, and will be described in a Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such descriptions are incorporated by reference herein.

Item 2.  Exhibits

     The following exhibits are hereby incorporated by reference from the S-3 Registration Statement:

    4.1    Certificate of Trust of Great-West Life & Annuity Insurance
           Capital I.
    4.2 Form of Amended and Restated Declaration of Trust of Great-West Life & Annuity Insurance Capital I.
    4.3 Form of Indenture between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.4 Form of Guarantee Agreement between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.5    Form of Capital Security (included in Item 4.2 above).
    4.6    Form of Subordinated Debt Security (included in Item 4.3 above).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Great-West Life & Annuity Insurance
                                    Capital I


                                    /s/ Mitchell T.G. Graye
                                    -----------------------
                                    Name:  Mitchell T.G. Graye
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    April 27, 1999


                                    GWL&A Financial Inc.



                                    /s/ Mitchell T.G. Graye
                                    -----------------------
                                    Name:  Mitchell T.G. Graye
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    April 27, 1999